Exhibit 99.1

ARALEZ ANNOUNCES FDA APPROVAL OF YOSPRALA FOR SECONDARY PREVENTION OF

CARDIOVASCULAR AND CEREBROVASCULAR EVENTS IN PATIENTS AT RISK FOR ASPIRIN-ASSOCIATED GASTRIC ULCERS

-Aralez Sales Force Will Be Expanded by 85 to 110 Sales Representatives by Launch-

-YOSPRALA U.S. Commercial Launch Planned for First Week of October-

-Company to Host Conference Call Today at 11:00 a.m. ET-

MISSISSAUGA, Ontario –September 15, 2016 – Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ), a global specialty pharmaceutical company, announced today that the U.S. Food and Drug Administration (FDA) has approved once-daily YOSPRALA™, the only prescription fixed-dose combination of aspirin, an anti-platelet agent, and omeprazole, a proton pump inhibitor (PPI) in the U.S. YOSPRALA is indicated for patients who require aspirin for secondary prevention of cardiovascular (CV) and cerebrovascular events and who are at risk of developing aspirin associated gastric ulcers. The Company is expanding its U.S. sales force by 85 representatives in September to a total of 110 high quality sales representatives and plans to begin the U.S. promotional launch of YOSPRALA the first week in October.

“Daily aspirin is a standard of care for secondary cardiovascular event prevention, but gastrointestinal symptoms are often cited as the reason patients stop taking this important therapy. Discontinuation of daily aspirin therapy for secondary prevention can pose a significant cardiovascular risk,” said Lori Mosca, M.D., M.P.H, Ph.D., a national expert in cardiovascular disease prevention and education. “Published research shows that patients who have or are at risk of coronary artery disease and discontinue daily aspirin treatment have a three-fold higher risk of a major adverse cardiac event, including death, shortly after stopping therapy. Another study documented that aspirin discontinuation following a gastrointestinal bleed in patients with CV disease increases the risk of a cardiovascular event or death almost 7-fold.”

YOSPRALA is designed to support both cardio- and gastro-protection for at-risk patients through the proprietary Intelli-COAT™ system, which is formulated to sequentially deliver immediate-release omeprazole (40 mg) followed by a delayed-release, enteric-coated aspirin core in either 81 mg or 325 mg dose strengths. The YOSPRALA immediate-release omeprazole is designed to elevate the gastric pH into a gastroprotective zone. The enteric-coated aspirin dissolves after the pH has been elevated to > 5.5, within the gastroprotective zone, thereby reducing stomach ulcer risk.(1)

“The approval of YOSPRALA marks a major achievement for Aralez and helps address the current public health dilemma around patient discontinuation of daily aspirin therapy, which has potentially serious consequences,” said Adrian Adams, Chief Executive Officer of Aralez. “YOSPRALA is designed to help at-risk patients, who need the cardio-protective benefits of daily aspirin, stay on their important treatment while reducing the risk of developing gastric ulcers. We believe YOSPRALA represents an important new therapeutic option for this group of patients and healthcare providers who strive to improve patient adherence to daily aspirin therapy. Access to preventive care is critical and as such we will implement a responsible pricing strategy that is designed to remove access barriers to YOSPRALA by instituting an affordable patient copay of less than a dollar per day for most patients. The approval of YOSPRALA together with the recent acquisition of ZONTIVITY®, a revenue generating oral anti-platelet product that represents an excellent strategic fit with YOSPRALA, underscores the continued execution of our corporate growth strategy designed to build Aralez organically and through seizing high potential opportunities through aggressive business development and licensing.”

Aspirin is the “Gold Standard” for Secondary Prevention

Up to an estimated 26.2 million adults in the U.S. are at risk for secondary CV events. The occurrence of secondary CV events among people with heart disease continues to be a significant problem in the U.S. Patients who have experienced a heart attack have an elevated CV risk within the first six years(2) of that first event, equating to an estimated 200,000 Americans a year who go on to have a second heart attack.(3)

Recent guidelines from the American College of Cardiology and American Heart Association affirm the importance of daily aspirin therapy. Daily aspirin therapy, however, can cause gastrointestinal symptoms and damage, such as gastroesophageal reflux disease, gastric ulcers and even gastrointestinal bleeding, through both direct and indirect mechanisms.

A 2008 Expert Consensus Task Force specifically examined ways to reduce the gastrointestinal risks of antiplatelet therapy and nonsteroidal anti-inflammatory drugs (NSAID) use including aspirin. The findings included data which demonstrated that gastrointestinal risk may occur regardless of aspirin dose or formulation, meaning low-dose, buffered and enteric-coated aspirin preparations may not be gastrointestinal protective. The Task Force also devised an algorithm for the prevention and treatment of aspirin and NSAID-related gastroduodenal injury. PPI therapy is believed to reduce the risk in all patients and was a proposed strategy for gastroprotection.(4)

“In the randomized controlled trials, YOSPRALA outperformed enteric-coated aspirin in terms of the primary endpoint, reduction in gastric ulceration, with higher adherence in patients at higher risk for aspirin-associated gastric ulcerations, a secondary endpoint,” said Dr. David J. Whellan, the first author of the publication and the James C. Wilson Professor of Medicine, Sidney Kimmel Medical College. “We know that over one third of patients who should be taking aspirin for secondary prevention discontinue aspirin due in part to gastrointestinal symptoms and that this discontinuation increases the risk of death and recurrent heart attacks.”

Studies Demonstrate YOSPRALA Clinical Benefit

The FDA approval of YOSPRALA was based on the results from two randomized, double-blind controlled clinical trials that patients were randomly assigned to receive either YOSPRALA 325 mg/40 mg (n=524) or 325 mg of enteric-coated aspirin (n=525). Each study achieved its individual primary endpoint with patients in the YOSPRALA arm experiencing significantly fewer endoscopic gastric ulcers compared to those taking enteric-coated aspirin (325 mg) alone. In addition, significantly fewer patients treated with YOSPRALA discontinued therapy because of prespecified upper gastrointestinal adverse events compared to patients in the enteric-coated aspirin (325 mg) arm.(5) The most common adverse reactions reported in adults (incidence > 2% and greater than 325 mg EC aspirin) during the studies were gastritis, nausea, diarrhea, gastric polyps and non-cardiac chest pain.

Conference Call and Webcast

Aralez will host a conference call today at 11:00 a.m. ET, to discuss the FDA approval of YOSPRALA. The webcast can be accessed live and will be available for replay at www.aralez.com.

Conference Call Details

Date: Thursday, September 15, 2016

Time: 11:00 a.m. ET

Dial-in (U.S.): 877-407-8037

Dial-in (International): 201-689-8037

About YOSPRALA™

YOSPRALA is a combination of enteric-aspirin (81 mg or 325 mg), an anti-platelet agent, surrounded by immediate-release omeprazole (40 mg), a proton pump inhibitor, indicated for patients who require aspirin for secondary prevention of CV and cerebrovascular events and who are at risk of developing aspirin-associated gastric ulcers.

The aspirin component of YOSPRALA is indicated for reducing the combined risk of death and nonfatal stroke in patients who have had ischemic stroke or transient ischemia of the brain due to fibrin platelet emboli; reducing the combined risk of death and nonfatal myocardial infarction (MI) in patients with a previous MI or unstable angina pectoris; and reducing the combined risk of MI and sudden death in patients with chronic stable angina pectoris. It is also indicated for use in patients who have undergone revascularization procedures - coronary artery bypass graft or percutaneous transluminal coronary angioplasty - when there is a pre-existing condition for which aspirin is already indicated.

The omeprazole component of YOSPRALA is indicated for decreasing the risk of developing aspirin associated gastric ulcers in patients at risk for developing aspirin-associated gastric ulcers due to age (> 55) or documented history of gastric ulcers.

YOSPRALA is not for use as the initial dose of aspirin therapy during onset of acute coronary syndrome, acute MI or before percutaneous coronary intervention. YOSPRALA was evaluated in clinical studies for the reduction of gastric ulcers. It was not evaluated for the reduction of GI bleeding and therefore has not been shown to reduce the risk of gastrointestinal bleeding due to aspirin. YOSPRALA is not interchangeable with the individual components of aspirin and omeprazole.

Important Safety Information

You should take YOSPRALA (aspirin and omeprazole) exactly as prescribed, at the lowest dose possible and for the shortest time needed. Do not stop taking YOSPRALA without talking with your doctor. Stopping YOSPRALA suddenly could increase your risk of having a heart attack or stroke.

Do not take YOSPRALA if you are allergic to aspirin, omeprazole, or any of the ingredients in YOSPRALA. Do not take YOSPRALA if have a medical condition with severe shortness of breath, chest tightness or pain, coughing or wheezing (asthma), sneezing, runny nose or itchy nose (rhinitis), and growths inside of your nose or sinuses (nasal polyps). Do not take YOSPRALA if you are allergic to any non-steroidal anti-inflammatory drug.

Do not take YOSPRALA if you are taking a medicine that contains rilpivirine such as EDURANT®, COMPLERA®, or ODEFSEY®.

YOSPRALA should not be used in children.

Tell your doctor if you have unexpected bleeding, if you bleed more than usual, or if your bleeding lasts longer than is normal for you, such as increased bruising or more frequent nose bleeds after taking YOSPRALA.

Tell your doctor if you have stomach problems while taking or after you stop taking YOSPRALA. Stop taking YOSPRALA and call your doctor right away if you have any of the following signs or symptoms: black, bloody, or tarry stools, coughing up blood or vomit that looks like coffee grounds, or severe nausea, vomiting, or stomach pain.

Avoid heavy alcohol use (3 or more drinks daily) during treatment with YOSPRALA.

YOSPRALA contains aspirin and omeprazole. Before taking YOSPRALA, tell your doctor if you take:

•                  aspirin, or any prescription or over-the-counter medicines containing aspirin or other NSAIDs (non-steroidal anti-inflammatory drugs)

•                  clopidogrel bisulphate (PLAVIX®). You should not take clopidogrel bisulphate (PLAVIX®) if you take YOSPRALA.

•                  ticagrelor (BRILINTA®). If your doctor prescribes YOSPRALA for you, you should not take YOSPRALA that contains the 325/40 mg strength dose.

Kidney problems may happen at any time during treatment with YOSPRALA. Call your doctor if you have a decrease in the amount that you urinate, have blood in your urine, changes in urination, swelling, skin rash or itching, or your breath smells like ammonia.

YOSPRALA can cause diarrhea caused by an infection (Clostridium difficile) in your intestines. Call your doctor if you have watery stools or stomach pain that does not go away. You may or may not have a fever.

Bone fractures (hip, wrist, or spine) in people who take multiple daily doses of proton pump inhibitor (PPI)-containing medicines like YOSPRALA for a long period of time (a year or longer) may occur.

Certain types of lupus erythematosus may happen or get worse in people who already have lupus and who take PPI medicines, including YOSPRALA. Call your doctor right away if you have joint pain or a rash on your cheeks or arms that gets worse in the sun.

Liver problems may happen during treatment with YOSPRALA. Tell your doctor if you have signs or symptoms of liver problems, including: yellowing of your skin or your eyes, stomach-area (abdominal) pain and swelling, itchy skin, and dark (tea-colored) urine.

Low vitamin B12 levels in your body can happen in people who have taken a PPI medicine, such as omeprazole, for a long time (more than 3 years). Tell your doctor if you have symptoms of low vitamin B12 levels, including: shortness of breath, lightheadedness, irregular heartbeat, muscle weakness, pale skin, feeling tired, mood changes, and tingling or numbness.

Low magnesium levels in your body can happen in people who have taken YOSPRALA for at least 3 months. Tell your doctor if you have symptoms of low magnesium levels, including: seizures, dizziness, irregular heartbeat, jitteriness, muscle aches or weakness, and spasms of hands, feet or voice.

If you are pregnant, planning to become pregnant, or nursing, talk to your doctor before taking YOSPRALA. Breastfeeding is not recommended during treatment with YOSPRALA.

Tell your doctor about all the medicines you take, including prescription and non-prescription drugs, anti-cancer drugs, vitamins, and herbal supplements. YOSPRALA may affect how other medicines work, and other medicines may affect how YOSPRALA works. This can cause serious side effects.

Especially tell your doctor if you are taking:

•                  a medicine that contains rilpivirine (EDURANT®, COMPLERA®, ODEFSEY®)

•                  clopidogrel bisulphate (PLAVIX®)

•                  ticagrelor (BRILINTA®)

•                  St. John’s Wort (Hypericum perforatum)

•                  rifampin (RIMACTANE, RIFATER®, RIFAMATE®, RIFADIN®)

•                  methotrexate (OTREXUP, RASUVO, TREXALL)

YOSPRALA is not interchangeable with the individual components of aspirin and omeprazole.

The most common side effects of YOSPRALA include: indigestion or heartburn and stomach-area pain, nausea, diarrhea, growths (polyps) in your stomach, and chest pain behind the breastbone, for example, with eating.

The risk information provided here is not comprehensive. To learn more, talk about YOSPRALA with your pharmacist or other health care providers. The product information can be found at www. YOSPRALA.com or 1-866-207-6592.

Call your doctor for medical advice about side effects. You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

For full prescribing information and additional important safety information, please visit: www.YOSPRALA.com.

About Aralez Pharmaceuticals Inc.

Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ and TSX: ARZ) is a global specialty pharmaceutical company focused on delivering meaningful products to improve patients’ lives while creating shareholder value by acquiring, developing and commercializing products primarily in cardiovascular, pain and other specialty areas. Aralez’s Global Headquarters is in Mississauga, Ontario, Canada, its U.S. Headquarters is planned to be in Princeton, NJ and the Irish Headquarters is in Dublin, Ireland. More information about Aralez can be found at www.aralez.com.

Cautionary Language Concerning Forward-Looking Statements

This press release includes certain statements that constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements include, but are not limited to, statements regarding the anticipated timing of our U.S. commercial launch of YOSPRALA, expansion of our U.S. sales force, successful execution of our commercialization strategy with respect to YOSPRALA, YOSPRALA as an important new therapeutic option, the benefits of and risks of aspirin therapy and PPIs, such as omeprazole, and the ability of YOSPRALA to address the benefits and risks of aspirin therapy and improve patient compliance therewith, YOSPRALA pricing and access, including affordable patient copays of less than a dollar a day for most patients, ZONTIVITY as a revenue generating product that represents an excellent strategic fit with YOSPRALA, execution of our corporate growth strategy organically and through seizing high potential opportunities through aggressive business development and licensing, and other statements that are not historical facts, and such statements are typically identified by use of terms such as “may,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “likely,” “potential,” “continue” or the negative or similar words, variations of these words or other comparable words or phrases, although some forward-looking statements are expressed differently.

You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, and are based on current estimates and assumptions made by management in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that it believes are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct and, as a result, the forward-looking statements based on those assumptions could prove to be incorrect. Accordingly, actual results, level of activity, performance or achievements or future events or developments could differ materially from those expressed or implied in the forward-looking statements. Our operations involve risks and uncertainties, many of which are outside of our control, and any one or any combination of these risks and uncertainties could also affect whether the forward-looking statements ultimately prove to be correct and could cause our actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, our inability to build, acquire or contract with a sales force of sufficient scale for the commercialization of YOSPRALA in a timely and cost-effective manner; our failure to successfully commercialize our product candidates; costs and delays in the development and/or approval of our product candidates, including as a result of the need to conduct additional studies or due to issues with third-party API or finished product manufacturers, or the failure to obtain such approval of our product candidates for all expected indications, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of our product candidates; the inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including our dependence on AstraZeneca AB and Horizon Pharma USA, Inc. for the sales and marketing of VIMOVO® and our dependence on Patheon Pharmaceuticals Inc. for the manufacture of YOSPRALA 81/40 and YOSPRALA 325/40; our ability to protect our intellectual property and defend our patents; regulatory obligations and oversight; failure to successfully identify, execute, integrate and maintain new acquisitions; fluctuations in the value of certain foreign currencies, including the Canadian dollar, in relation to the U.S. dollar, and other world currencies; changes in government regulations, including tax laws and unanticipated tax liabilities; general adverse economic, market and business conditions; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission (“SEC”) filings and reports and Canadian securities law filings, including in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.aralez.com, and those described from time to time in our future reports filed with the SEC and applicable securities regulatory authorities in Canada. You should not place undue importance on forward-looking statements and should not rely upon this information as of any other date. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Contact Information:

Aralez Pharmaceuticals US Inc.

Nichol Ochsner

Executive Director,

Investor Relations & Corporate Communications

732.754.2545

nochsner@aralez.com

###

(1)  Miner PB Jr, et al. Aliment Pharmacol Ther. 2013;38(1):62-71.

(2)  Thom T, et al. Circulation. 2006;113(6):e85-e151.

(3)  Mozaffarian D, et al. Circulation. 2015;133:e38-360, p. e293.

(4)  Bhatt D, et al. Circulation. 2008; 118(18):1894-909.

(5)  Whellan D, et al. Am Heart J. 2014 Oct;168(4):495-502.